UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2020

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2020, Randy Tomlin, the Chairman of the Board of Directors (the “Board”) and current President and Chief Executive Officer of MobileSmith, Inc. (the “Company”), commenced a leave of absence from his responsibilities as President and Chief Executive Officer due to family health reasons. Mr. Tomlin will continue in his role of Chairman of the Board. During his leave of absence, Mr. Tomlin will continue to receive a salary of $250,000 per year and his stock options will remain in place and unaffected.

On January 17, 2020, Jerry Lepore, a member of the Board, was appointed by the Board to assume the role of the Company’s President and Chief Executive Officer.  In connection with this appointment, Mr. Lepore will receive (i) a salary of $250,000 per year (ii) a stock option grant to purchase up to 65,000 shares of the Company’s common stock at an exercise price of $2.51 per share that will vest in equal quarterly installments over a five year period, with the first tranche vesting on March 31, 2020 and continuing to vest on the last day of each calendar quarter. Due to being appointed the President and Chief Executive Officer, Mr. Lepore resigned as a member of the Compensation and Audit Committees of the Board.

Mr. Lepore, 63, is an experienced business and technology executive with strong background in healthcare, insurance, financial services, education, and software industries. In his 40 year career he has held CEO, COO and CTO positions in public and private companies. He has also provided transitional leadership in turnaround and/or growth situations.  Mr. Lepore has founded and operated several companies in the software and strategic services industries. He has experience in capital raises, public offerings, strategic sales, corporate acquisitions, and mergers. Mr. Lepore has served on boards of healthcare and software organizations. He received a Bachelor of Science Degree in Mathematics from the University of Connecticut in Storrs, CT.

Other than the foregoing, there are no arrangements or understandings between Mr. Lepore and any other persons pursuant to which he was selected to serve as the Company’s President and Chief Executive Officer. In addition, other than the foregoing and except for any compensation Mr. Lepore has received as a member of the Board as described in the Company’s most recent Annual Report on Form 10-K, there are no transactions between the Company and Mr. Lepore or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Events.

On January 17, 2020, the Company issued a press release announcing Mr. Tomlin’s leave of absence and Mr. Lepore appointment as the Company’s President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits
 99.1          Press release issued by MobileSmith, Inc. on January 17, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2020	Company Name: MobileSmith Inc.

By: /s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer